Exhibit 99.5

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Introduction

On June 11, 2026, Adial Pharmaceuticals, Inc. (“Adial” or the “Company”) acquired Azora Therapeutics, Inc. (“Azora”), a Delaware corporation and biopharmaceutical company developing treatments for serious inflammatory diseases (the “Acquisition”), in accordance with the terms of an Agreement and Plan of Merger, dated June 11, 2026 (the “Merger Agreement”), by and among Adial, Adial Merger Sub, Inc. (“First Merger Sub”), Adial Second Merger Sub, LLC (“Second Merger Sub”) and Azora. Pursuant to the merger agreement, First Merger Sub merged with and into Azora, with Azora surviving as a wholly owned subsidiary of Adial (the “First Merger”).

Immediately following the First Merger, Azora merged with and into Second Merger Sub, with Second Merger Sub surviving as a wholly owned subsidiary of Adial and the Second Merger Sub changing its name to “Azora Therapeutics, LLC” (the “Second Merger” and, together with the First Merger, the “Merger”). At closing of the Merger, Adial issued to former Azora stockholders 437,421 shares of Adial common stock and 12,930.617 shares of Series A Non-Voting Convertible Preferred Stock. Each share of Series A Non-Voting Convertible Preferred Stock is convertible into 1,000 shares of Adial common stock, subject to the terms and limitations set forth in the applicable certificate of designation and related transaction documents. Azora outstanding options to purchase Azora common stock were converted into options to purchase 1,177,782 shares of Adial Common Stock. The Acquisition was completed on June 11, 2026 (the “Closing”).

On June 11, 2026, in connection with and as a condition to closing of the Merger, Adial entered into a Securities Purchase Agreement (the “Purchase Agreement”) with the purchasers named therein (the “PIPE Investors”), pursuant to which Adial issued and sold to the PIPE Investors, in a private placement transaction, at the initial closing on June 12, 2026 (the “Initial PIPE Closing”) pre-funded warrants (the “Initial Closing Pre-Funded Warrants”) to purchase up to an aggregate of 9,749,345 shares of Adial common stock, at a price of $2.7489 per Initial Closing Pre-Funded Warrant, for an aggregate purchase price of $26.8 million. In addition, Adial agreed to issue and sell to the PIPE Investors at one or more subsequent closings (each, a “Milestone Closing”), pre-funded warrants (“Milestone Pre-Funded Warrants”) to purchase up to an aggregate of 9,749,345 shares of Adial common stock and incentive warrants (“Milestone Incentive Warrants” and together with the Milestone Pre-Funded Warrants, the “Milestone Warrants”) to purchase up to an aggregate of 9,749,345 shares of Adial common stock, at a combined purchase price equal to $2.7489 per Milestone Warrants, for an aggregate purchase price of up to $26.8 million. The issuance and sale of Initial Closing Pre-Funded Warrants and Milestone Warrants pursuant to the Purchase Agreement are collectively referred to as the “Financing.”

Pursuant to the terms of the Merger Agreement, upon the closing of the Merger, Adial agreed to guarantee the payment of $5.5 million in principal amount of certain amended and restated convertible promissory notes issued by Azora (the “Azora Notes”) to certain individuals (collectively, the “Former Azora Noteholders”). On June 11, 2026, Adial entered into exchange agreements (the “Exchange Agreements”) with the Former Azora Noteholders to extinguish the payment guaranty and retire the Azora Notes in exchange for the issuance to the Former Azora Noteholders of Initial Closing Pre-Funded Warrants to purchase an aggregate of 2,031,603 shares of Adial common stock (the “Azora Note Exchange”). As a result of the Azora Note Exchange, all such Azora Notes have been deemed to be repaid in full and all outstanding obligations thereunder have been extinguished. Pursuant to the Exchange Agreements, the Former Azora Noteholders are entitled to participate in Milestone Closings to purchase Milestone Pre-Funded Warrants to purchase up to an aggregate of 2,031,603 shares of Adial common stock and Milestone Incentive Warrants to purchase up to an aggregate of 2,031,603 shares of Adial common stock, at a combined price of $2.7489, on substantially the same terms as the PIPE Investors under the Purchase Agreement, for an aggregate purchase price of up to $5.6 million.

The Azora Note Exchange, together with the Merger and the Financing, are referred to as the “Transactions.”

On June 11, 2026, Adial publicly announced the Transactions and filed a Current Report on Form 8-K attaching the Merger Agreement, the Purchase Agreement, the Exchange Agreement and related transaction documents. In that announcement, the Company stated that, following the Merger, the combined company would advance Azora’s colon-targeted AhR program through key clinical milestones in ulcerative colitis, including the opening of an IND, a Phase 1a SAD/MAD study and Phase 1b proof-of-concept studies in ulcerative colitis patients. The Company expects to file an IND in the first half of 2027, followed by a Phase 1a initiation and a proof-of-concept readout in ulcerative colitis in the first half of 2028.

Unaudited Pro Forma Condensed Combined Financial Information

The unaudited pro forma condensed combined financial information has been prepared by Adial in accordance with Regulation S-X Article 11, Pro Forma Financial Information, as amended by the final rule, Amendments to Financial Disclosures About Acquired and Disposed Business, as adopted by the SEC on May 20, 2020 (“Article 11”). The following unaudited pro forma condensed combined financial information gives effect to the Acquisition of Azora and the other related Transactions.

The unaudited pro forma condensed combined balance sheet as of March 31, 2026 combines the historical balance sheet of Adial as of March 31, 2026 and the historical balance sheet of Azora as of March 31, 2026 and depicts the accounting for the Acquisition, the concurrent Financing, and Transactions (“pro forma balance sheet transaction accounting adjustments”). The unaudited pro forma condensed combined statements of operations for the three months ended March 31, 2026 and for the year ended December 31, 2025 combine the historical results of Adial and Azora and depict the pro forma balance sheet transaction accounting adjustments for the Acquisition and Transactions assuming that those adjustments were made as of January 1, 2025 (“pro forma statements of operations transaction accounting adjustments”). Collectively, pro forma balance sheet transaction accounting adjustments and pro forma statements of operations transaction accounting adjustments are referred to as “transaction accounting adjustments.” These unaudited pro forma condensed combined financial information for the three months ended March 31, 2026 and year ended December 31, 2025 and related notes have been derived from and should be read in conjunction with:

●	the historical audited consolidated financial statements of Adial and the related notes, and Management’s Discussion and Analysis of Financial Condition and Results of Operations included in Adial’s annual report on Form 10-K for the fiscal year ended December 31, 2025, as filed with the SEC on March 5, 2026 and incorporated herein by reference;

●	the historical unaudited interim financial statements of Adial and the related notes, and Management’s Discussion and Analysis of Financial Condition and Results of Operations included in Adial’s quarterly report in Form 10-Q for the three months ended and as of March 31, 2026, as filed with the SEC on May 8, 2026 and incorporated by herein reference;

●	the historical audited financial statements of Azora as of and for the year ended December 31, 2025, as filed with the SEC as Exhibit 99.3 to Adial’s Form 8-K/A filed on August 10, 2026 and incorporated herein by reference; and

●	the historical unaudited interim financial statements of Azora and the related notes as of and for the quarter ended March 31, 2026, as filed with the SEC as Exhibit 99.4 to Adial’s Form 8-K/A filed on August 10, 2026 and incorporated herein by reference.

Azora’s historical financial information has been incorporated by reference for purposes of preparing the unaudited pro forma condensed combined financial information. The unaudited pro forma condensed combined financial information is provided for illustrative purposes only, does not necessarily reflect what the actual consolidated results of operations and financial position would have been had the Acquisition occurred on the dates assumed and may not be useful in predicting the future consolidated results of operations or financial position. The unaudited pro forma condensed combined financial information does not give effect to the potential impact of current financial conditions, regulatory matters, operating efficiencies or other savings or expenses that may result from the Acquisition.

The transaction accounting adjustments to the unaudited pro forma condensed combined financial information are based on the assumptions described in the accompanying notes. The unaudited pro forma condensed combined financial information is not necessarily indicative of the financial position or results of operations in future periods or the results that actually would have been realized had Adial and Azora been a combined organization during the specified periods.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

AS OF MARCH 31, 2026

(in thousands of dollars)

	Historical		PIPE		Transaction Accounting		Pro Forma
	Adial	Azora	Financing		Adjustments		Combined

Assets
Current assets:
Cash and cash equivalents	$4,584	$4,216	$24,325	3(a)	$1,500	6(a)	$32,499
					(2,134)	6(b)
					885	6(c)
					(877)	6(d)
Prepaid expenses and other current assets	219	11	-		-		230
Total current assets	4,803	4,227	24,325		(626)		32,729
Equity method investments	422	-	-		-		422
Intangible assets	3	-	-		44,107	6(e)	3
					(44,107)	6(f)
Other assets	-	7	-		-		7
Total assets	$5,228	$4,234	$24,325		$(626)		$33,161

Liabilities and stockholders' equity
Current liabilities:
Accounts payable	574	$27	$-		$-		$601
Accrued expenses and other current liabilities	936	594	-		-		1,530

Total current liabilities	1,510	621	-		-		2,131
PIPE warrant liability	-	-	32,092	3(a)	-		32,092
Convertible promissory notes	-	4,011	(5,585)	3(a)	1,574	6(a)	-
Total liabilities	1,510	4,632	26,507		1,574		34,223
Adial Preferred Stock	-	-	-		38,533	6(e)	38,533
Stockholders’ equity:
Adial common stock	2	-	-		1	6(c)	3

Azora common and preferred stock	-	8,867	-		(8,867)	6(e)	-
Additional paid-in capital	95,711	109	5,939	3(a)	884	6(c)	105,633
					(109)	6(e)	-
					1,664	6(e)
					1,304	6(e)
					131	6(d)
Accumulated other comprehensive income	-	201	-		(201)	6(e)	-
Accumulated deficit	(91,995)	(9,575)	(8,121)	3(a)	(74)	6(a)	(145,231)
					(2,134)	6(b)
					(1,008)	6(d)
					11,783	6(e)
					(44,107)	6(f)
Total stockholders’ equity	3,718	(398)	(2,182)		(40,733)		(39,595)
Total liabilities, convertible preferred stock and stockholders' equity	$5,228	$4,234	$24,325		$(626)		$33,161

See accompanying notes to the unaudited pro forma condensed combined financial information.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE THREE MONTHS ENDED MARCH 31, 2026

(in thousands of dollars, except shares and per share amounts)

	Historical		Transaction Accounting		Pro Forma
	Adial	Azora	Adjustments		Combined

Operating expenses:
Research and development	$433	$15	$-		$448
General and administrative	1,569	185	-		1,754
Total operating expenses	2,002	200	-		2,202
Loss from operations	(2,002)	(200)	-		(2,202)
Other income (expense), net:
Interest income	47	-	-		47
Change in fair value of convertible promissory notes	-	(11)	11	7(c)	-
Other expense, net	-	(1)	-		(1)
Net income (loss) before income taxes	(1,955)	(212)	11		(2,156)
Losses from investments in equity method investees, net of tax	(68)	-	-		(68)
Net loss	(2,023)	(212)	11		(2,224)
Net loss attributable to common stockholders	$(2,023)	$(212)	$11		$(2,224)
Net loss per share attributable to common stockholders — basic and diluted	$(1.48)				$(0.15)	7(f)
Weighted average common shares outstanding — basic and diluted	1,370,109				14,738,147	7(f)

See accompanying notes to the unaudited pro forma condensed combined financial information.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2025

(in thousands of dollars, except shares and per share amounts)

	Historical		PIPE		Transaction Accounting		Pro Forma
	Adial	Azora	Financing		Adjustments		Combined

Operating expenses:
Research and development	$2,620	$340	$-		$-		$2,960
General and administrative	5,180	660	-		4,609	7(a)	11,457
			-		1,008	7(d)
Total operating expenses	7,800	1,000	-		5,617		14,417
Loss from operations	(7,800)	(1,000)	-		(5,617)		(14,417)
Other income (expense), net:
Interest income	150	1	-		-		151
Acquired in-process research and development	-	-	-		(44,107)	7(b)	(44,107)
Loss on settlement of convertible notes	-	-	(6,054)	7(e)	-		(6,054)
Other expense, net	165	255	-		-		420
Net income (loss) before income taxes	(7,485)	(744)	(6,054)		(49,724)		(64,007)
Losses from investments in equity method investees, net of tax	(492)	-			-		(492)
Net loss	(7,977)	(744)	(6,054)		(49,724)		(64,499)
Foreign currency translation adjustment, net of taxes		(255)	-				(255)
Total other comprehensive income (loss)	-	(255)	-		-		(255)
Total comprehensive loss	$(7,977)	$(999)	$(6,054)		$(49,724)		$(64,754)
Net loss attributable to common stockholders	$(7,977)	$(744)	$(6,054)		$(49,724)		$(64,499)
Net loss per share attributable to common stockholders — basic and diluted	$(11.93)						$(4.60)	7(f)
Weighted average common shares outstanding — basic and diluted	668,630						14,036,668	7(f)

See accompanying notes to the unaudited pro forma condensed combined financial information.

NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

1. Description of the Acquisition

On June 11, 2026, Adial, First Merger Sub, Second Merger Sub and Azora entered into the merger agreement, pursuant to which Adial acquired Azora. Pursuant to the merger agreement, First Merger Sub merged with and into Azora, with Azora surviving as a wholly owned subsidiary of Adial. Immediately following the First Merger, Azora merged with and into Second Merger Sub, with Second Merger Sub surviving as a wholly owned subsidiary of Adial and the Second Merger Sub changing its name to “Azora Therapeutics, LLC”. The transaction was structured as a merger intended to qualify as a tax-free reorganization for U.S. federal income tax purposes.

Upon Closing on June 11, 2026, the following was effected:

●	Adial acquired all outstanding equity interests of Azora pursuant to the merger agreement, and Azora became a wholly owned subsidiary of Adial.

●	Outstanding Azora equity awards were assumed by Adial and converted into Adial equity awards treated in accordance with the merger agreement and related transaction documents, including any applicable cancellation, conversion, replacement, or settlement provisions.

2. Historical Azora

At Closing, the merger consideration issued to former Azora stockholders consisted of shares 437,421 of Adial common stock and 12,930.617 shares of Series A Non-Voting Convertible Preferred Stock. Each share of Series A Non-Voting Convertible Preferred Stock is convertible into 1,000 shares of Adial common stock, subject to the terms and limitations set forth in the applicable certificate of designation and related transaction documents. Adial also assumed Azora options to purchase 1,177,782 shares of Adial common stock. The issuance of Adial securities in connection with the merger is reflected in the unaudited pro forma condensed combined financial information based on preliminary estimates and the terms of the merger agreement.

3. Concurrent Private Placement

In connection with and as a condition to closing of the Merger, Adial entered into a securities purchase agreement and related registration rights arrangement with the purchasers in the private placement. At the initial PIPE closing on June 12, 2026, pre-funded warrants Initial Closing Pre-Funded Warrants to purchase up to an aggregate of 9,749,345 shares of Adial common stock were issued to the PIPE Investors, for gross cash proceeds of approximately $26.8 million.

Pursuant to the terms of the Merger Agreement, upon the closing of the Merger, Adial agreed to guaranty the payment of $5.5 million in principal amount to the Former Azora Noteholders. On June 11, 2026, Adial entered into exchange agreements with the Former Azora Noteholders to extinguish the payment guarantee and retire the Azora Notes in exchange for the issuance to the Former Azora Noteholders of Initial Closing Pre-Funded Warrants to purchase an aggregate of 2,031,603 shares of Adial common stock. As a result of the Azora Note Exchange, all the Azora Notes have been deemed to be repaid in full and all outstanding obligations thereunder have been extinguished.

The pro forma financial information reflects the effects of the initial financing and related transaction accounting adjustments based on the terms available as of the Initial PIPE Closing.

The private placement and Exchange Agreement also provides for up to approximately $32.0 million in additional gross proceeds upon Phase 1 clinical study initiation, for the potential issuance to the PIPE Investors and Former Azora Noteholders of additional pre-funded warrants to purchase up to 11,780,948 shares of Adial common stock and common warrants to purchase up to 11,780,948 shares of Adial common stock at a combined purchase price of $2.7489 for each pre-funded warrant and accompanying common warrant sold at milestone closings. The additional warrants to be issued in such milestone closings are classified as a liability because the number of warrants ultimately issuable is not fixed, it depends on the extent to which each holder has exercised its Initial Closing Pre-Funded Warrants prior to the related milestone closing, causing the instrument to fail the fixed-for-fixed criterion under Accounting Standards Codification Topic 815-40, and precluding equity classification. Accordingly, the additional warrant rights are recorded as a liability at fair value upon issuance, with subsequent changes in fair value recognized in earnings each reporting period.

a)	To reflect the initial closing of the concurrent private placement entered into in connection with the Merger, including approximately $26.8 million in upfront gross proceeds from the issuance of pre-funded warrants to purchase 9,749,345 shares of Adial common stock at a purchase price of $2.7489 per pre-funded warrant, less issuance costs of approximately $2.5 million, and the exchange of the total outstanding principal and accrued interest of approximately $5.6 million of Azora notes assumed in the Acquisition for the issuance of pre-funded warrants to purchase 2,031,603 shares of Adial common stock. The adjustment records the loss of $6.1 million associated with the extinguishment of the Azora notes and the recognition of equity classified pre-funded warrants of $6.1 million and liability classified rights issued in exchange for the notes extinguishment. The adjustment records the proceeds from the initial PIPE Closing, net of placement agent fees and other offering expenses, and reflects the classification of the pre-funded warrants of $0.3 million as additional paid-in capital equity and related financing instruments as derivative liabilities of $32.1 million with allocated transaction costs of approximately $2.5 million included in accumulated deficit in accordance with applicable accounting guidance. The potential additional $32.0 million milestone tranche, including additional pre-funded warrants and common warrants issuable upon Phase 1 clinical study initiation, is not reflected in the unaudited pro forma condensed combined financial information because the milestone condition had not been satisfied as of the Closing.

(in thousands)

Gross proceeds from financing	$26,800
Payment of cash transaction costs	(2,475)
Pro forma adjustment, net cash	$24,325

4. Basis of Pro Forma Presentation

The unaudited pro forma condensed combined financial information has been prepared by management in accordance with Article 11, of Regulation S-X and is presented in USD. The adjustments presented in the unaudited pro forma condensed combined financial information have been identified and presented to provide relevant information necessary for an understanding of the combined company after the consummation of the Acquisition, the concurrent private placement, and other related Transactions.

In accordance with Accounting Standards Codification Topic 810, Consolidation ("ASC 810"), upon initially consolidating a variable interest entity ("VIE") that does not meet the definition of a business, the assets acquired and liabilities assumed are recognized and measured on a basis consistent with the acquisition method of accounting for asset acquisitions. Under this guidance, the assets and liabilities are recognized and measured based on their fair values, and no goodwill is recorded or recognized. Acquired IPR&D that has no future alternative use is expensed at the time of acquisition.

The unaudited pro forma condensed combined financial information reflects certain adjustments to align Azora’s historical financial information with Adial’s presentation and accounting policies, as applicable. These adjustments reflect Adial’s best estimates based on the information currently available.

The unaudited pro forma condensed combined balance sheet reflects adjustments that depict the accounting for the Acquisition, the Financing, and the Transactions. The unaudited pro forma condensed combined statements of operations reflect adjustments that give effect to Adial’s results of operations as if those adjustments for the Acquisition, the Financing and the Transactions were made as of the beginning of January 1, 2025. The unaudited pro forma condensed combined financial statements have been prepared based on the Company’s and Azora’s historical financial information, giving effect to the Acquisition and related adjustments described in these notes to show how the Acquisition might have affected the historical financial statements if it had been completed on January 1, 2025 for the purposes of the unaudited pro forma condensed combined statements of operations, and as of December 31, 2025, for purposes of the unaudited pro forma condensed combined balance sheet.

The unaudited pro forma condensed combined financial information does not give effect to any anticipated synergies, operating efficiencies, tax savings, or cost savings that may be associated with the Acquisition and the Transactions. In addition, the income tax effects of the transaction accounting adjustments are not expected to be meaningful given the combined entity incurred significant losses during the historical periods presented, and therefore, no income tax adjustments are included in the unaudited pro forma condensed combined financial information. The unaudited pro forma condensed combined financial information constitutes forward-looking information, is subject to certain risks and uncertainties that could cause actual results to differ materially from those anticipated and should be read in conjunction with the accompanying notes thereto.

The transaction accounting adjustments are preliminary and are based upon available information and certain assumptions which management believes are reasonable under the circumstances and which are described in the accompanying notes to the unaudited pro forma condensed combined financial information. Actual results may differ materially from the assumptions within the accompanying unaudited pro forma condensed combined financial information. The final accounting treatment and related allocation will be determined when the final consideration has been determined, detailed valuations and any other studies and calculations deemed necessary have been completed. Therefore, the actual amounts recorded as of the completion of the Acquisition may also differ materially from the information presented in this unaudited condensed combined pro forma information as a result of, among other factors, changes in Azora’s assets and liabilities that occurred prior to the Closing.

5. Accounting Treatment for the Acquisition

The Acquisition is accounted for using the asset acquisition method in accordance with GAAP because substantially all of the fair value is concentrated in an in-process research and development (“IPR&D”) asset, an intangible asset. Under this method of accounting, no goodwill is recognized. Upon consummation of the Acquisition, Adial owns 100% of Azora and is treated as the accounting acquiror.

Cash, working capital and other nominal assets and liabilities of Azora are accounted for at their fair values. The remaining fair value of consideration transferred is allocated to the IPR&D, based on the preliminary fair value allocated to Azora’s AT177 program, which was determined using the consideration transferred in the Acquisition as a proxy for fair value. The consideration transferred represented a reasonable measure of the fair value of the acquired IPR&D because it was negotiated in an arm’s-length transaction between willing market participants and substantially all of the acquired value was attributable to the AT177 program. After recognizing the fair value of Azora’s remaining identifiable net assets, which approximated their carrying values at Closing, the residual fair value of the consideration transferred was allocated to the acquired IPR&D asset.

Pursuant to the merger agreement, Adial acquired Azora and Azora became a wholly owned subsidiary of Adial at Closing. The consideration transferred and related transaction accounting adjustments are reflected in the unaudited pro forma condensed combined financial information based on preliminary estimates and the terms of the merger agreement and related transaction documents.

6. Adjustments to Unaudited Pro Forma Condensed Combined Balance Sheet

The adjustments and notes included in the unaudited pro forma condensed combined balance sheet as of March 31, 2026, based on preliminary estimates that could change materially as additional information is obtained, are as follows:

Balance Sheet Pro forma Transaction Accounting Adjustments:

Azora pro forma transaction accounting adjustments:

a)	To reflect the issuance of $1.5 million of Azora notes in May and the extinguishment of Azora outstanding notes and related accrued interest assumed in the Acquisition, including amounts exchanged into securities issued in the initial private placement, as applicable.

b)	To reflect Acquisition-related transaction costs incurred by Azora related to the completion of the merger that were not reflected in the historical financial statements, including legal, advisory, audit and other professional fees, as applicable.

Adial pro forma transaction accounting adjustments:

c)	To reflect Adial’s issuance of 544,454 shares of common stock under its ATM program for net proceeds of $0.9 million, and the grant of 134,815 restricted stock awards to certain officers, employees and directors and options to purchase 9,185 shares of common stock at an exercise price of $1.64 per share.

d)	To reflect incremental compensation expense related to severance payments recorded in general and administrative expenses of $0.9 million and stock based compensation expense recorded in general and administrative expenses of $0.1 million, related to accelerated vesting of 43,835 restricted stock units and 4,478 stock options and post termination exercise period extensions upon a qualified terminations, resulting from approval from the Adial Board that will be incurred upon the closing of the Merger.

Acquisition accounting adjustments:

e)	To reflect the asset acquisition and the resulting elimination of the equity of Azora and record the Acquisition of Azora (in thousands).

	Investment in Subsidiary	Adial Series A Preferred Stock	Azora Preferred Stock and Common Stock	Additional Paid-in Capital	Accumulated Other Comprehensive Income	Accumulated Deficit	Total
Elimination of Azora’s historical equity balances as of March 31, 2026	$—	$—	$(8,867)	$(109)	$(201)	$9,575	$398
Exchange of Azora options for stock options of the Company	—	—	—	1,664	—	—	1,664
Issuance of Adial Common Stock	—	—	—	1,304	—	—	1,304
Expensing of Company transaction costs and FV convertible notes	—	—	—	—	—	2,208	2,208
Issuance of Adial Series A Preferred Stock	—	38,533	—	—	—	—	38,533
Investment in subsidiary	(44,107)	—	—	—	—	—	(44,107)
Pro forma adjustments	$(44,107)	$38,533	$(8,867)	$2,859	$(201)	$11,783	$—

In accordance with GAAP, Adial recognized the effects of the Acquisition based on the consideration transferred and the preliminary fair value of Azora’s identifiable assets and liabilities at Closing, including the acquired IPR&D asset related to AT177.

The fair value of the remaining net assets of Azora approximated their carrying values at the time of Closing. The fair value of acquired IPR&D is determined primarily using the consideration transferred in the Acquisition as a proxy for fair value. The consideration transferred represented a reasonable measure of the fair value of the acquired IPR&D because it was negotiated in an arm’s-length transaction between willing market participants and substantially all of the acquired value was attributable to the AT177 program The preliminary estimate of fair value of acquired IPR&D may differ from the final amount calculated after completing detailed valuation procedures, and any difference could have a material effect on the accompanying unaudited pro forma condensed combined financial information.

f)	To reflect the immediate expensing of acquired IPR&D with no alternative future use upon consummation of the Acquisition. The adjustment is based on the preliminary fair value allocated to Azora’s AT177 program, which was determined using the consideration transferred in the Acquisition as a proxy for fair value. The consideration transferred represented a reasonable measure of the fair value of the acquired IPR&D because it was negotiated in an arm’s-length transaction between willing market participants and substantially all of the acquired value was attributable to the AT177 program. After recognizing the fair value of Azora’s remaining identifiable net assets, which approximated their carrying values at Closing, the residual fair value of the consideration transferred was allocated to the acquired IPR&D asset. The amount allocated to the IPR&D asset was expensed upon acquisition as the asset has no alternative future use. The adjustment is recorded as an increase to acquired in-process research and development expense with a corresponding reduction to the intangible asset recognized in acquisition accounting.

7. Adjustments to Unaudited Pro Forma Condensed Combined Statements of Operations

The adjustments included in the unaudited pro forma condensed combined statements of operations for the three months ended March 31, 2026 and for the year ended December 31, 2025 reflect the Acquisition, the initial private placement, the extinguishment of Azora notes, and related transaction accounting adjustments as if such transactions had occurred as of the beginning of the earliest period presented, as follows:

Pro forma notes:

Given that Adial has reported net losses and applied a full valuation allowance for the reporting periods presented in the unaudited pro forma condensed combined financial information, management assumed an effective income tax rate of 0%. No income tax benefit has been recorded for the immediate expensing of acquired IPR&D or other transaction accounting adjustments because no incremental realizable tax benefit is expected. Accordingly, no tax-related adjustments have been reflected in the unaudited pro forma condensed combined financial information.

Pro forma Transaction Accounting Adjustments:

a)	To reflect Adial and Azora estimated acquisition-related advisory, legal, audit, regulatory and other professional fees related to the private placement that were not recorded in its historical financial statements. These costs are presented as nonrecurring transaction costs in the pro forma statements of operations and are assumed to have been incurred as of January 1, 2025.

b)	To reflect the immediate expensing of acquired IPR&D with no alternative future use upon consummation of the Acquisition. The adjustment is based on the preliminary fair value allocated to Azora’s AT177 program, which was determined using the consideration transferred in the Acquisition as a proxy for fair value. The consideration transferred represented a reasonable measure of the fair value of the acquired IPR&D because it was negotiated in an arm’s-length transaction between willing market participants and substantially all of the acquired value was attributable to the AT177 program. After recognizing the fair value of Azora’s remaining identifiable net assets, which approximated their carrying values at Closing, the residual fair value of the consideration transferred was allocated to the acquired IPR&D asset. The amount allocated to the IPR&D asset was expensed upon acquisition as the asset has no alternative future use. The adjustment is recorded as an increase to acquired in-process research and development expense with a corresponding reduction to the intangible asset recognized in acquisition accounting.

c)	To eliminate historical fair value changes associated with Azora convertible notes that were exchanged into Adial pre-funded warrants and liability classified rights in connection with the Acquisition and initial private placement, as if such exchange occurred at January 1, 2026.

d)	To reflect incremental compensation expense related to severance payments recorded in general and administrative expenses of $0.9 million and stock based compensation expense recorded in general and administrative expenses of $0.1 million, related to accelerated vesting of 43,835 restricted stock units and 4,478 stock options and post termination exercise period extensions upon a qualified terminations, resulting from approval from the Adial Board that will be incurred upon the closing of the Merger.

e)	To recognize the loss of $6.1 million associated with the extinguishment of the Azora convertible notes that were exchanges for Adial pre-funded warrants and liability classified rights in connection with the Acquisition and initial private placement, as if such extinguishment occurred at January 1, 2025.

f)	The pro forma combined basic and diluted net loss per share has been adjusted to reflect the Acquisition and the Transactions, including the issuance of Adial common stock and Series A Non-Voting Convertible Preferred Stock as merger consideration to former Azora stockholders and the issuance of pre-funded warrants in the initial private placement, as if such transactions had occurred as of January 1, 2025. The table below assumes conversion of the Series A Non-Voting Convertible Preferred Stock into Adial common stock and the exercise of June Prefunded Warrants into Adial common stock. For periods in which Adial, Azora, or the combined company reported a net loss, diluted loss per share is the same as basic loss per share because potential dilutive shares are not assumed to have been issued when their effect would be anti-dilutive.

	For the Three Months Ended March 31, 2026	For the Year Ended December 31, 2025
	Basic and Diluted	Basic and Diluted
	(in thousands, except shares and per share amounts)
Pro forma net loss	$(2,224)	$(64,499)

Weighted average shares of common stock outstanding	1,370,109	668,630
Conversion of Azora common shares into Adial common shares	437,421	437,421
Conversion of Azora preferred stock into Adial common shares	12,930,617	12,930,617
Pre-Funded Warrants issued in connection with the PIPE Financing	11,780,948	11,780,948
Pro forma weighted average number of common stock	14,738,147	14,036,668
Pro forma net loss per share	$(0.15)	$(4.60)

The following table reflects the outstanding dilutive potential shares that are excluded from the calculation of diluted net loss per share due to their anti-dilutive effect.

	For the Three Months Ended March 31, 2026	For the Year Ended December 31, 2025
Adial warrants to purchase common stock	1,240,480	1,240,480
Adial options to purchase Adial common stock	47,220	47,220
Adial unvested restricted stock	-	1,449
Liability warrant rights issued in connection with the PIPE Financing	23,561,896	23,561,896
Assumed Azora Options to be issued to Azora Option holders in connection with the Acquisition	1,177,782	1,177,782
	26,027,378	26,028,827